    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 5, 1998

                                                      REGISTRATION NO. 333-35563
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                           -------------------------

                                AMENDMENT NO. 4

                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           -------------------------

                    VASCO DATA SECURITY INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

              DELAWARE                                  3577                                 36-4169320
  (State or other jurisdiction of           (Primary Standard Industrial                  (I.R.S. Employer
   incorporation or organization)             Classification Code No.)                  Identification No.)

                       1901 SOUTH MEYERS ROAD, SUITE 210
                        OAKBROOK TERRACE, ILLINOIS 60181
                                 (630) 932-8844
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                           -------------------------
                                T. KENDALL HUNT
                            CHIEF EXECUTIVE OFFICER
                    VASCO DATA SECURITY INTERNATIONAL, INC.
                       1901 SOUTH MEYERS ROAD, SUITE 210
                        OAKBROOK TERRACE, ILLINOIS 60181
                                 (630) 932-8844
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                           -------------------------
                                   Copies to:
                              CHARLES J. MCCARTHY
                                STEPHEN J. CAMPO
                               TIMOTHY R. DONOVAN
                                 JENNER & BLOCK
                                 ONE IBM PLAZA
                            CHICAGO, ILLINOIS 60611
                                 (312) 222-9350
                           -------------------------
     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effectiveness of this Registration Statement.
     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
                           -------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

                             AMENDMENT NO. 4 AMENDS
                     ONLY PART II OF REGISTRATION STATEMENT
                          ON FORM S-4, NO. 333-35563.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law ("DGCL") provides that a corporation may indemnify directors, officers, employees and agents against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits, or proceedings whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation -- a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification is permitted only for expenses (including attorneys' fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification for expenses where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, bylaws, disinterested director vote, stockholder vote, agreement, or otherwise.

     Article V of the Bylaws of Registrant provides that Registrant shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an "Indemnitee") who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the Registrant or, while a director or officer of the Registrant, is or was serving at the written request of the Registrant as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such Indemnitee. Notwithstanding the preceding sentence, except as otherwise provided in Section 3 of Article V, the Registrant shall be required to indemnify an Indemnitee in connection with a proceeding (or part thereof) commenced by such Indemnitee only if the commencement of such proceeding (or part thereof) by the Indemnitee was authorized by the Board of Directors.

     Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to unlawful dividends or unlawful stock purchases or redemptions), or (iv) for any transaction from which the director derived an improper personal benefit.

     Article SIXTH of Registrant's Certificate of Incorporation provides that a director of Registrant shall not be liable to Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law. Any amendment, modification or repeal of Article SIXTH shall not adversely affect any right or protection of a director of Registrant in respect of any act or omission occurring prior to such amendment, modification or repeal.

     Registrant has a binder for directors' and officers' liability insurance which provides for payment, on behalf of the directors and officers of Registrant and its subsidiaries, of certain losses of such persons (other than matters uninsurable under law) arising from claims, including claims arising under the Securities Act of 1933, as amended, for acts or omissions by such persons while acting as directors or officers of Registrant and/or its subsidiaries as the case may be.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits


     ++3.1    Certificate of Incorporation of Registrant, as amended.
     ++3.2    Bylaws of Registrant, as amended.
       4.1    Intentionally Omitted.
     ++4.2    Specimen of Registrant's Common Stock Certificate.
       4.3    Intentionally Omitted.
     ++4.4    Form of Letter of Transmittal and Release.
     ++4.5    Form of New VASCO Warrant Agreement.
     ++4.6    Form of New VASCO Option Agreement.
     ++4.7    Form of New VASCO Convertible Note Agreement.
     ++5.1    Opinion of Jenner & Block regarding legality of securities being registered.
      +8.1    Opinion of Jenner & Block as to certain tax matters.
    ++10.1    Netscape Communications Corporation OEM Software Order Form
              dated March 18, 1997 between VASCO Data Security, Inc. and
              Netscape Communications Corporation.**
    ++10.2    License Agreement between VASCO Data Security, Inc. and
              SHIVA Corporation effective June 5, 1997.**
    ++10.3    Heads of Agreement between VASCO CORP., VASCO Data Security
              Europe S.A., Digiline International Luxembourg, Digiline
              S.A., Digipass S.A., Dominique Colard and Tops S.A. dated
              May 13, 1996.
    ++10.4    Agreement relating to additional terms and conditions to the
              Heads of Agreement dated July 9, 1996, among the parties
              listed in Exhibit 10.3.
    ++10.5    Agreement between VASCO CORP., VASCO Data Security Europe
              SA/NV, Mario Houthooft and Guy Denudt dated March 1, 1996.
    ++10.6    Asset Purchase Agreement dated as of March 1996 by and
              between Lintel Security SA/NV and Lintel SA/NV, Mario
              Houthooft and Guy Denudt.
    ++10.7    Management Agreement dated January 31, 1997 between LINK
              BVBA and VASCO Data Security NV/SA (concerning services of
              Mario Houthooft).
    ++10.8    Sublease Agreement by and between VASCO CORP. and APL Land
              Transport Services, Inc. dated as of August 29, 1997.
    ++10.9    Office Lease by and between VASCO CORP. and LaSalle National
              Bank, not personally, but as Trustee under Trust Agreement dated September 1, 1997, and known as Trust Number 53107,
              dated July 22, 1985.
    ++10.10   Lease Agreement by and between TOPS sa and Digipass sa
              effective July 1, 1996.
    ++10.11   Lease Agreement by and between Perkins Commercial Management
              Company, Inc. and VASCO Data Security, Inc. dated November
              21, 1995.
    ++10.12   Asset Purchase Agreement by and between VASCO CORP. and
              Wizdom Systems, Inc. dated August 20, 1996.
    ++10.13   1997 VASCO Data Security International, Inc. Stock Option
              Plan, as amended.
    ++10.14   Distributor Agreement between VASCO Data Security, Inc. and
              Hucom, Inc. dated June 3, 1997.**
    ++10.15   Non-Exclusive Distributor Agreement by and between VASCO
              Data Security, Inc. and Concord-Eracom Nederland BV dated
              May 1, 1994.**
    ++10.16   Banque Paribas Belgique S. A. Convertible Loan Agreement for
              $3.4 million.
    ++10.17   Pledge Agreement dated July 15, 1997 by and between T.
              Kendall Hunt and Banque Paribas Belgique S.A.
    ++10.18   Engagement Letter between Banque Paribas S.A. and VASCO
              CORP. dated June 20, 1997, as amended.
    ++10.19   Financing Agreement between Generale Bank and VASCO CORP.
              dated as of June 27, 1997.
    ++10.20   Letter Agreement between Generale Bank and VASCO CORP. dated
              June 26, 1997.
    ++10.21   Form of Warrant dated June 16, 1997 (with Schedule).

    ++10.22   Form of Warrant dated October 31, 1995 (with Schedule).
    ++10.23   Form of Warrant dated March 7, 1997 (with Schedule).
    ++10.24   Form of Warrant dated August 13, 1996 (with Schedule).
    ++10.25   Form of Warrant dated June 27, 1996 (with Schedule).
    ++10.26   Form of Warrant dated June 27, 1996 (with Schedule).
    ++10.27   Convertible Note in the principal amount of $500,000.00,
              payable to Generale de Banque dated July 1, 1997 (with
              Schedule).
    ++10.28   Agreement by and between VASCO Data Security NV/SA and S.I.
              Electronics Limited effective January 21, 1997.**
    ++10.29   Agreement effective May 1, 1993 by and between Digipass s.a.
              and Digiline s.a.r.1.
    ++10.30   VASCO Data Security, Inc. purchase order issued to National
              Electronic & Watch Co. LTD.**
    ++10.31   VASCO Data Security, Inc. purchase order issued to Micronix
              Integrated Systems.**
    ++10.32   Agreement between Registrant and VASCO CORP. dated as of
              August 25, 1997.
    ++10.33   Convertible Note dated June 1, 1996 made payable to Mario
              Houthooft in the principal amount of $373,750.00.
    ++10.34   Convertible Note dated June 1, 1996 made payable to Guy
              Denudt in the principal amount of $373.750.00.
    ++10.35   Osprey Partners Warrant (and Statement of Rights to Warrant
              and Form of Exercise) issued June 1, 1992.
    ++10.36   Registration Rights Agreement dated as of October 19, 1995 between certain purchasing shareholders and VASCO CORP.
    ++10.37   First Amendment to Registration Rights Agreement dated July
              1, 1996.
    ++10.38   Second Amendment to Registration Rights Agreement dated
              March 7, 1997.
    ++10.39   Purchase Agreement by and between VASCO CORP. and Kyoto
              Securities Ltd.
    ++10.40   Convertible Note dated May 28, 1996 payable to Kyoto
              Securities, Ltd. in principal amount of $5 million.
    ++10.41   Amendment to Purchase Agreement and Convertible Note by and
              between VASCO CORP. and Kyoto Securities, Ltd.
    ++10.42   Executive Incentive Compensation Plan.
    ++10.43   Letter for Credit granted by Generale de Banque to Digipass
              SA dated January 27, 1997.
    ++23.1    Consent of KPMG Peat Marwick LLP re: Registrant.
    ++23.2    Consent of KPMG Peat Marwick LLP re: VASCO CORP.
    ++23.3    Consent of Price Waterhouse and Partners.
     +23.4    Consent of Jenner & Block.
    ++24.1    Powers of Attorney (included on Signature Pages).
    ++99.1    Form of Letter of Chief Executive Officer of Registrant to
              security/stockholders.
    ++99.2    Form of Notice of Guaranteed Delivery.
    ++99.3    Form of Letter to Brokers, Dealers, Commercial Banks, Trust
              Companies and Nominees.
    ++99.4    Form of Letter to Clients of Brokers, Dealers, Commercial
              Banks, Trust Companies and Nominees.
     +99.5    Opinion of Jenner & Block.


-------------------------

 +  Filed herewith.

++  Previously filed.

** Confidential treatment has been requested for the omitted portions of this document.

     (b) Financial Statement Schedules

          Schedule II -- Valuation and Qualifying Accounts.

          Report of KPMG Peat Marwick LLP

     All other schedules are omitted because they are not applicable or the required information is shown in the financial statements or notes thereto.

ITEM 22. UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any Prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the Prospectus any facts or events arising after the effective date of registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which were registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (3) That, prior to any public reoffering of the securities registered hereunder through use of a Prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c) under the Securities Act of 1933, as amended (the "Act"), the issuer undertakes that such reoffering Prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

     (4) That every Prospectus (i) that is filed pursuant to paragraph (3) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (6) To respond to requests for information that is incorporated by reference into the Prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

     (7) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Oakbrook Terrace, State of Illinois, on February 4, 1998.


                                          VASCO Data Security International,
                                          Inc.

                                          By:      /s/ T. KENDALL HUNT
                                            ------------------------------------
                                            T. Kendall Hunt
                                            Chairman of the Board, Chief
                                              Executive Officer and President


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED ON THE 4TH DAY OF FEBRUARY, 1998 BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED.


                      SIGNATURE                                                TITLE
                      ---------                                                -----

/s/ T. KENDALL HUNT                                         Chairman of the Board, Chief Executive
-----------------------------------------------------       Officer, President and Director
T. Kendall Hunt

/s/ GREGORY T. APPLE                                        Vice President and Treasurer (Principal
-----------------------------------------------------       Financial Officer and Principal Accounting
Gregory T. Apple                                            Officer)

*                                                           Secretary and Director
-----------------------------------------------------
Forrest D. Laidley

*                                                           Director
-----------------------------------------------------
Robert E. Anderson

*                                                           Director
-----------------------------------------------------
Michael A. Mulshine

*By: /s/ GREGORY T. APPLE
-----------------------------------------------------
     Gregory T. Apple
     Attorney-in-Fact

                                      II-6